UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 7, 2014

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 7, 2014, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. (“PREIT Associates”) and PREIT-RUBIN, Inc. (collectively with PREIT and PREIT Associates, the “Borrower”) modified each of:
(1) the 5 Year Term Loan Agreement (the “5 Year Term Loan”) with Wells Fargo Bank, National Association, U.S. Bank National Association and the other financial institutions signatory thereto, for a $150.0 million senior unsecured 5 year term loan facility; and
(2) the 7 Year Term Loan Agreement (together with the 5 Year Term Loan, the “2014 Term Loans”) with Wells Fargo Bank, National Association, Capital One, National Association and the other financial institutions signatory thereto, for a $100.0 million senior unsecured 7 year term loan facility.
The modifications extended the lenders’ commitment termination date under both of the 2014 Term Loans from January 8, 2015 to April 8, 2015, and also extended until such new commitment termination date the period during which with Borrower is obligated to pay the unused amount fee on any unfunded commitments.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: November 13, 2014	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel